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                                                                    EXHIBIT 10.4


                     MCCAW INTERNATIONAL (ARGENTINA), LTD.

                               MEMBERS AGREEMENT

         THIS MEMBERS AGREEMENT (this "Agreement") is made as of May 6, 1997, by and among McCaw International (Argentina), Ltd., a Cayman Islands company (the "Company"), and the persons listed as Members on Exhibit I attached hereto, as amended from time to time, including McCaw International (Holdings), Ltd., a Cayman Islands company ("MIL"), and Wireless Ventures of Argentina, L.L.C., a Delaware limited liability company ("WVA") (collectively, the "Members" and, individually, a "Member").

                                    RECITALS

         A. The Members are the owners of all the Company's issued share capital (the "Ordinary Shares"). The Members desire to enter into certain agreements relating to transfers of Ordinary Shares and the corporate governance of the Company.

         B. It is the intent of the parties that MIL and its Affiliates (as defined in the Company's Articles of Association) shall have operational control of the Company in accordance with and subject to the provisions of this Agreement and the Memorandum and Articles of Association of the Company, so long as MIL and its Affiliates own at least 30% of the then issued Ordinary Shares, including any other securities issued with respect to the Ordinary Shares by way of a dividend or split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization and any other securities convertible into or exercisable for any such securities (collectively, the "Shares").

                                   AGREEMENT

         NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which are acknowledged and to further the interests of the Company and its present and future Members, the parties agree as follows:

1.       DEFINED TERMS

         All capitalized terms used but not defined herein have the meanings set forth in the Company's Memorandum and Articles of Association, as they may be amended from time to time (the "Articles").

         For purposes of this Agreement, "Affiliate" of any Person (the "Subject") shall mean any other Person that, directly or indirectly, Controls or is Controlled by or is under common Control with the Subject.

         For purposes of this Agreement, "Control" (including, with correlative meanings, the terms "Controlled by" and "under common Control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.





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         For purposes of this Agreement, "Person" shall mean any individual, partnership, joint-stock company, limited liability company, firm, corporation, association, unincorporated organization, joint venture, trust or other entity.

2.       VOTING

         2.1     VOTING TRUST

                 If MIL and its Affiliates shall at any time have beneficial ownership of less than 50% but more than 25% of the Shares, WVA and its Affiliates shall and shall cause the WVA Directors to, subject to their fiduciary duties to the Company and all Members, execute any legal document required by appropriate law, and thereafter cast all votes in favor of or against matters to be approved by the Members or the Board, as the case may be, in the same manner as MIL and its Affiliates and the directors nominated thereby, respectively; provided, however, that this Section 2 shall be subject to and shall not diminish any rights which WVA and its Affiliates otherwise have under this Agreement and the Articles; provided, further, that the provisions of this Section 2 shall not apply to any vote of the directors of the Company with respect to the redemption by the Company of all the Shares held by MIL and its Affiliates pursuant to Article 11(c) of the Articles.

         2.2     DRAG-ALONG RIGHTS

         MIL and WVA agree to take all commercially reasonable actions required to assist in effecting a Sale pursuant to Article 9(d)(i) of the Company's Articles of Association including but not limited to voting in favor of such Sale and causing the Directors appointed by MIL and WVA, subject to their fiduciary duties to the Company and to all of the Members, to vote in favor of such Sale.

3.       BUSINESS PLANS; CAPITAL CALLS; DEBT

         The Company shall adopt the Initial Plan substantially in the form presented by MIL to WVA on October 25, 1996 and a new Business Plan upon the expiration of each prior Business Plan, and shall operate the business in compliance with each Business Plan. Each Member shall be deemed to have consented to any capital calls reasonably required by each Business Plan, so long as (i) the earnings before interest, tax, depreciation and amortization of the Company ("EDITDA") for the period beginning at the commencement of such Business Plan and ending as of the last day of such fiscal year are greater than 70% of the EDITDA projected for such period in such Business Plan and (ii) the consolidated capital expenditures of the Company for the period beginning at the commencement of such Business Plan at any time are less than the amount of capital expenditures projected in such Business Plan for the three years of such Business Plan. Each Member may contribute its pro rata share of any such capital call by the Company in exchange for the issuance by the Company to such Member of fully paid and non-assessable shares in the share capital of the Company, with the price of such shares being equal to their fair value as determined by the Board. To the extent any Member fails to contribute its pro rata share of any such capital call, such failure shall not create any debt, liability or engagement to or with the Company by such Member; however, such Member's percentage ownership in the Company shall be diluted as a result of the issuance of new share capital of the Company pursuant to the





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third sentence of this Section 3, based on the  valuation of the Invested
Capital contributed or deemed to have been contributed by the parties pursuant to Section 2.1 of the Joint Venture Agreement dated as of October 28, 1996, as amended as of April 25, 1997, among McCaw International, Ltd., McCaw International (Delaware), Ltd., McCaw International (Holdings), Ltd., MIL, Telcom Ventures, LLC and WVA and, without double-counting, the full face value of subsequent capital contributions made by the Members. In furtherance of the foregoing, the Members agree to exercise their voting rights to increase the authorized share capital of the Company from time to time as may be necessary to ensure that the Company has an adequate number of authorized but unissued shares available for issuance pursuant to the Business Plan. The Company shall seek to maintain a debt-to-equity ratio of at least 1.5 to 1, subject to the availability of debt financing on commercially reasonable terms.

4.       TERMINATION

         This Agreement shall lapse and be of no further force or effect upon the first of the following to occur:

                          (a)     Merger, Sale or Liquidation.  The approval by
the Board and the Members, as required by law and by the Articles, of the merger of the Company with any other company as a result of which Shares representing all or substantially all of the voting power of the Company are held by Persons that had less than a majority interest, directly or indirectly, in such securities prior to such merger, or of the sale of all or substantially all of the assets of the Company, or of its liquidation.

                          (b)     Agreement of Members.  The written agreement
of holders of not less than 90% of the Shares to the termination of this Agreement.

                          (c)     Public Offering.  The closing of an offering
by the Company of its equity securities to the public pursuant to a registration statement filed pursuant to the U.S. Securities Act of 1933, as amended, or the equivalent legislation of another country.

                          (d)     Lapse of Time.  The final expiration or
termination of all paging and trunking licenses owned by the direct and indirect subsidiaries of the Company.

                          (e)     Share Ownership.  At such time as (i) MIL and
its Affiliates collectively own less than 10% of the Shares and (ii) WVA and its Affiliates collectively own less than 10% of the Shares.

5.       NONCOMPETITION

         Each Member agrees that, until one year following termination of this Agreement with respect to such Member, neither such Member nor any Affiliate Controlled by such Member shall in any way, by action or inaction, directly or indirectly, for itself or for the benefit of any other Person, own, manage, operate, join, Control or participate in the ownership, management, operation or Control of any Person that competes with the Company or any Affiliate thereof, or agrees to do any of the foregoing, in the business of paging or specialized mobile radio in Argentina, other than wireless radio engineering, design or program management services and the





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manufacture and sale of related software and hardware products.  In addition, neither any Member nor any Affiliate Controlled by such Member may maintain an equity interest in any Person (other than the Company) in which it owns an equity interest as of the date hereof, which equity interest entitles any Member or any Affiliate Controlled by such Member to control of policymaking or day-to-day operations of such Person or in connection with which any Member or any Affiliate Controlled by such Member has a representative on the board of directors, if such Person elects to engage in the business of cellular communications or personal communications systems in Argentina.

6.       OPTION

         The Company hereby grants each of MIL and WVA an option to require the Company to repurchase at a price of US$1.00 per share the number of shares of its share capital equal to the amount of any Shortfall (as defined in the Joint Venture Agreement dated as of October 28, 1996 and amended as of April 25, 1997 by and among McCaw International, Ltd., McCaw International (Delaware), Ltd., MIL, McCaw International (Argentina) LLC, Telcom Ventures, LLC and WVA, (the "Joint Venture Agreement")) owed to the JVC by MIL or WVA, as the case may be, divided by $1.00, in exchange for the termination of the obligation of MIL or WVA, as the case may be, to pay the Shortfall. Such option may be exercised by MIL or WVA, as the case may be, giving the Company at least ten days' prior written notice specifying the date (which shall be a Business Day not more than 20 days after the date of such notice) on which the repurchase shall be made and the number of shares to be repurchased. Such options shall terminate upon the satisfaction of the obligations of MIL and WVA under Section 2.3 of the Joint Venture Agreement.

7.       MISCELLANEOUS

         7.1     SPECIFIC ENFORCEMENT

                 Each Member expressly agrees that the Company and the other Members will be irreparably damaged if this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by any Member, each of the Company and the other Members shall, in addition to all other remedies, be entitled to a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance, in accordance with the provisions of this Agreement.

         7.2     DELIVERY OF INFORMATION

                 The Company shall deliver to each Member owning more than 5% of the Shares and upon written request to any other Member:

                 (a) as soon as practicable, but in any event within 120 days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company as of the end of such year and a statement of cash flows for such year, such financial statements to be prepared in accordance with U.S. generally accepted accounting principles and





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audited by independent certified public accountants of nationally  recognized standing selected by the Company, and

                 (b) as soon as practicable, but in any event within 60 days after the end of each of the first three fiscal quarters, an income statement for such fiscal quarter, a balance sheet of the Company as of the end of such quarter and a statement of cash flows for such quarter, such financial statements to be prepared in accordance with U.S. generally accepted accounting principles, and any other operating information provided to the Board.

         7.3     INSPECTION

                 The Company shall permit each Member at such Member's expense to visit and inspect the Company's properties, to examine its books of accounts and records and to make copies and extracts therefrom, and to discuss the Company's business prospects, affairs, finances and accounts with its officers, all at such reasonable times as may be requested by such Member and for purposes reasonably related to the business of the Company.

         7.4     COMPLIANCE WITH LAWS

                 Each Member represents, warrants and covenants that it and any director, officer, agent, employee or other Person acting on its behalf or on behalf of any Affiliate of it (a) have not been and will not be involved in the offering, paying or giving of anything of value, either directly or indirectly, to a government official, political party or candidate for political office to influence such Person in the discharge of his, her or its official duties, (b) have not engaged and will not engage in any such unlawful conduct during the time of carrying out their duties, and (c) have maintained and will maintain accounting books and records in reasonable detail and institute internal controls to ensure that such books and records accurately reflect corporate transactions and the disposition of assets.

         7.5     NOTICES

                 Notices given hereunder shall be deemed to have been duly given on the date of personal delivery, on the date of facsimile transmittal (provided the addressor confirms receipt of any facsimile by the addressee), on the day after delivery by overnight courier or three days after mailing if mailed by certified or registered mail, return receipt requested, postage prepaid, to the party being notified at its address specified on the applicable signature page or such other address of which the addressee may subsequently notify the other parties in writing.

         7.6     ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS

                 This Agreement, together with the Articles, constitutes the entire agreement of the parties with respect to the subject matter hereof, and neither this Agreement nor any provision hereof may be waived, modified, amended or terminated except by a written agreement signed by the parties hereto; provided, however, that any new member of the Company may execute this Agreement without the consent of WVA if such new member's investment was approved in accordance with the Articles and applicable law; provided, further, that this Agreement may be amended by Members holding at least 90% of the Shares then owned by all Members so long as





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such amendment imposes no additional liabilities or obligations on any Member without its consent. No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature. In the event of any conflict between the provisions of this Agreement and the Articles, the provisions of the Articles shall govern.

         7.7     GOVERNING LAW; SUCCESSORS AND ASSIGNS

                 This Agreement shall for all purposes be governed by and construed in accordance with the laws of the Cayman Islands and shall be binding on the heirs, personal representatives, executors, administrators, successors and permitted assigns of the parties. Each of the parties hereto
(a) consents to submit itself to the personal jurisdiction of any federal court located in the state of Virginia or any Virginia state court if any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the state of Virginia or a Virginia state court.

         7.8     HEADINGS

                 The headings of the sections of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

         7.9     COUNTERPARTS

                 This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument.

         7.10    SEVERABILITY

                 If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

                            [Signature page follows]





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         IN WITNESS WHEREOF, THIS AGREEMENT HAS BEEN EXECUTED AS OF THE DATE
AND YEAR FIRST ABOVE WRITTEN.

                             THE COMPANY:

                             MCCAW INTERNATIONAL (ARGENTINA), LTD.

                             By  /s/ KEITH D. GRINSTEIN
                                ---------------------------------
                                Name:  Keith D. Grinstein
                                Title: President
                             Address:         c/o McCaw International, Ltd.
                                              1191 Second Avenue, Suite 1600
                                              Seattle, WA  98101
                             Facsimile Number: :  (206) 749-8384


                             THE SHAREHOLDERS:
                             MCCAW INTERNATIONAL (HOLDINGS), LTD.

                             By  /s/ KEITH D. GRINSTEIN
                                ---------------------------------
                                 Its President
                                    -----------------------------
                             Address:         c/o McCaw International, Ltd.
                                              1191 Second Avenue, Suite 1600
                                              Seattle, WA  98101
                             Facsimile Number:  (206) 749-8384

                             WIRELESS VENTURES OF ARGENTINA, L.L.C.

                             By  /s/ RAHUL PRAKASH
                                ---------------------------------
                                 Its
                                    -----------------------------
                             Address:         c/o Telcom Ventures, LLC
                                              211 North Union Street
                                              Suite 300
                                              Alexandria, VA  22314
                             Facsimile Number:  (703) 706-3801


                     SIGNATURE PAGE TO MEMBERS AGREEMENT